Exhibit 99.1

Cabot Corp Reports First Quarter Fiscal 2017 Results

Diluted EPS of $0.85 and Adjusted EPS of $0.84

BOSTON--(BUSINESS WIRE)--February 1, 2017--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2017.

Key Highlights

  Diluted EPS up $0.96 over prior year
  Adjusted EPS up 65% year-over-year, driven by higher volumes in all segments and improved Reinforcement Materials margins
  Purification Solutions EBIT up $9M year-over-year supported by strong MATS volumes
  Generated strong cash flows from operations of $102 million
  Favorable calendar year 2017 tire negotiations in Reinforcement Materials

(In millions, except per share amounts)	First Quarter
	2017	2016

Net sales	$611	$603
Net income (loss) attributable to Cabot Corporation	$54	$(7)

Net income (loss) per diluted share attributable to Cabot Corporation	$0.85	$(0.11)
Less: Certain items after tax per share	$0.01	$(0.62)
Adjusted EPS	$0.84	$0.51

Commenting on the results, Cabot President and CEO Sean Keohane, said, “I am pleased to see the continued improvement in operating results on a year-over-year basis, driven largely by volume increases across all segments. The Reinforcement Materials segment delivered a 54% year-over-year increase in EBIT as we saw improved margins and solid demand growth in China. In addition, we experienced a $9 million year-over-year increase in EBIT in Purification Solutions from significant volume growth attributable to the full implementation of the MATS regulations and the benefit from inventory builds. The Performance Chemicals segment continued to produce strong results despite some headwinds.” Keohane continued, “A significant strength of Cabot is our ability to generate robust cash flows and we achieved another strong quarter, with cash flows from operations in excess of $100 million. During the quarter, we used the cash flow to support our capital allocation priorities, including the return of $35 million to shareholders in the form of dividends and share repurchases.”

Financial Detail

For the first quarter of fiscal 2017, net income attributable to Cabot Corporation was $54 million ($0.85 per diluted common share). Net income includes a per share benefit of $0.01 from certain items. Adjusted EPS for the first quarter of fiscal 2017 was $0.84 per share.

Segment Results

Reinforcement Materials -- First quarter fiscal 2017 EBIT in Reinforcement Materials increased by $14 million compared to the first quarter of fiscal 2016. The increase in EBIT was principally driven by higher unit margins and volumes from calendar year 2016 customer agreements and an improved demand environment in China. Sequentially, Reinforcement Materials EBIT decreased by $2 million compared to the fourth quarter of fiscal 2016 driven by higher fixed costs, partially offset by improved margins. Sequentially, volumes decreased by 1% due to seasonally lower volumes in the Americas, partially offset by demand growth in China.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2017 as compared to the same quarter of the prior year and the fourth quarter of fiscal 2016 are included in the table below:

	First Quarter Year over Year Change	First Quarter Sequential Change
Changes in Global Reinforcement Materials Volumes	1%	(1%)
Asia	FLAT	1%
Europe, Middle East, Africa	(3%)	1%
Americas	3%	(4%)

Performance Chemicals -- First quarter fiscal 2017 EBIT in Performance Chemicals decreased by $1 million compared to the first quarter of fiscal 2016 due to higher maintenance costs from plant turnarounds and unfavorable Metal Oxides product mix. These impacts were partially offset by increased volumes of 1% in the Specialty Carbons and Formulations business and 9% in the Metal Oxides business. Sequentially, Performance Chemicals EBIT decreased by $9 million compared to the fourth quarter of fiscal 2016, primarily due to seasonally lower volumes, with a 4% decrease in Specialty Carbons and Formulations and a 6% decrease in Metal Oxides. The lower volumes were partially offset by a benefit from building inventory.

Purification Solutions – First quarter fiscal 2017 EBIT in Purification Solutions increased by $9 million compared to the first quarter of fiscal 2016 due to higher volumes associated with MATS-related demand and a favorable impact from an inventory build versus a prior year draw. Sequentially, Purification Solutions EBIT increased by $2 million compared to the fourth quarter of fiscal 2016 due to favorable product mix, lower variable costs and a favorable impact from an inventory build. These impacts were partially offset by lower seasonal volumes.

Specialty Fluids – First quarter fiscal 2017 EBIT in Specialty Fluids increased by $2 million compared to the first quarter of fiscal 2016 as increased project activity in Asia offset lower project activity in the North Sea. Sequentially, Specialty Fluids EBIT decreased by $3 million compared to the fourth quarter of fiscal 2016 primarily due to lower project activity.

Cash Performance -- The Company ended the first quarter of fiscal 2017 with a cash balance of $189 million. During the first quarter of fiscal 2017, cash flows from operating activities were $102 million, which included a $16 million decrease in net working capital. Capital expenditures for the first quarter of fiscal 2017 were $22 million. Additional uses of cash during the fourth quarter included $19 million for dividends and $16 million for share repurchases.

Taxes -- During the first quarter of fiscal 2017, the Company recorded a tax provision of $17 million for both an effective tax rate and operating tax rate of 24%.

Outlook
Commenting on the outlook for the Company, Keohane said, “We are pleased with our first quarter results and anticipate solid volume comparisons to continue into our second fiscal quarter. Reinforcement Materials will benefit from the calendar year 2017 customer agreements and continue to see the environment in China firm up. Purification Solutions will benefit from a full year of MATS volumes and favorable inventory comparisons. Demand in our Performance Chemicals end markets remains robust, however, margins are likely to be impacted with rising oil prices. In the second quarter we will see the reversal of some of the inventory benefits we experienced in the first quarter.” Keohane continued, “We continue to drive our Advancing the Core strategy, which is focused on delivering shareholder value by growing annual adjusted EPS by 7-10% over time while employing a balanced capital allocation strategy of investment for growth and cash return to shareholders.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Thursday, February 2, 2017. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The Company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. Cabot routinely posts information that may be important to investors in the “Investors” section of its website at www.cabotcorp.com. The company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements -- This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including our expectations for volumes in the second quarter of fiscal 2017 and the factors that we expect will impact volumes, demand for our products, margins, and adjusted earnings per share growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to volatility in the price of energy and raw materials; competition from other specialty chemical companies; safety, health and environmental requirements; a significant adverse change in a customer relationship; negative or uncertain worldwide or regional economic conditions; unanticipated delays in site development projects; and fluctuations in foreign currency exchange and interest rates . These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2016, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures
To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS and our operating tax rate, both of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. A reconciliation of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, and a reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure, are provided in the table titled “Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) per share from continuing operations items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we have excluded from our calculations of Adjusted EPS in prior fiscal quarters, as applicable, but that are included in our GAAP net income (loss) per share, as applicable, are described below.

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Foreign currency loss on devaluation, which represents the impact of controlled currency devaluations on the Company’s net monetary assets denominated in that currency. In fiscal 2016 this has applied to currency exchange rate changes in Argentina and Venezuela.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Executive transition costs, which include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Employee benefit plan settlement charges, which consist of the costs associated with transferring the obligations and assets held by one of the Company’s defined benefit plans to a multi-employer plan.

Cabot does not provide a target GAAP EPS growth rate range or reconciliation of the adjusted EPS growth rate range with a GAAP EPS growth rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2016	2015

Net sales and other operating revenues	$611	$603
Cost of sales	454	504
Gross profit	157	99

Selling and administrative expenses	63	71
Research and technical expenses	12	16
Income (loss) from operations	82	12

Other income (expense)
Interest and dividend income	2	1
Interest expense	(13)	(13)
Other income (expense)	2	(8)
Total other income (expense)	(9)	(20)

Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies	73	(8)
(Provision) benefit for income taxes	(17)	5
Equity in earnings of affiliated companies, net of tax	2	-
Net income (loss)	58	(3)
Net income (loss) attributable to noncontrolling interests	4	4
Net income (loss) attributable to Cabot Corporation	$54	$(7)

Diluted earnings per share of common stock
attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation	$0.85	$(0.11)
Weighted average common shares outstanding
Diluted (A)	62.8	62.5

(A) The weighted average common shares outstanding for the three months ended December 31, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2016	2015
Sales
Reinforcement Materials	$295	$288
Performance Chemicals	205	207
Specialty Carbons and Formulations	138	140
Metal Oxides	67	67
Purification Solutions	69	66
Specialty Fluids	11	7
Segment sales	580	568
Unallocated and other (A)	31	35
Net sales and other operating revenues	$611	$603
Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$40	$26
Performance Chemicals	49	50
Purification Solutions	4	(5)
Specialty Fluids	2	-
Total Segment Earnings Before Interest and Taxes	95	71

Unallocated and Other
Interest expense	(13)	(13)
Certain items (C)	-	(58)
Unallocated corporate costs	(12)	(13)
General unallocated income (D)	5	5
Less: Equity in earnings of affiliated companies	(2)	-
Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies	73	(8)
(Provision) benefit for income taxes (including tax certain items)	(17)	5
Equity in earnings of affiliated companies	2	-
Net income (loss)	58	(3)
Net income attributable to noncontrolling interests	4	4
Net income (loss) attributable to Cabot Corporation	$54	$(7)

Diluted earnings per share of common stock
attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation	$0.85	$(0.11)
Adjusted earnings per share
Adjusted EPS (E)	$0.84	$0.51
Weighted average common shares outstanding
Diluted (F)	62.8	62.5

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F) The weighted average common shares outstanding for the three months ended December 31, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2016	2016
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$189	$200
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $8	405	456
Inventories:
Raw materials	73	66
Work in process	1	1
Finished goods	249	237
Other	37	38
Total inventories	360	342
Prepaid expenses and other current assets (A)	47	49
Total current assets	1,001	1,047

Property, plant and equipment, net	1,236	1,290

Goodwill	147	152
Equity affiliates	52	53
Intangible assets, net	131	140
Assets held for rent	98	97
Deferred income taxes (A)	219	216
Other Assets (A)	45	40

Total assets	$2,929	$3,035

(A) Effective October 1, 2016, the Company adopted a new accounting standard simplifying the presentation of debt issuance costs by presenting debt issuance costs as a reduction of the corresponding debt liability. In addition, the Company early adopted a new accounting standard that simplifies the presentation of deferred income taxes by classifying all deferred taxes as noncurrent assets or liabilities. These new standards were applied retrospectively. The retrospective application of the standard that simplifies the presentation of debt issuance costs resulted in the reclassification of $1 million and $3 million of unamortized debt issuance costs from Prepaid expenses and other current assets and Other assets, respectively, to Long-term debt within the consolidated balance sheets as of September 30, 2016. The retrospective application of the standard that simplifies the presentation of deferred income taxes resulted in the reclassification of $41 million of current deferred tax assets and $1 million of current deferred tax liabilities to noncurrent deferred tax accounts within the consolidated balance sheets as of September 30, 2016.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2016	2016
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$7	$7
Accounts payable and accrued liabilities	369	364
Income taxes payable	20	25
Current portion of long-term debt	1	1
Total current liabilities	397	397

Long-term debt (A)	913	914
Deferred income taxes (A)	41	41
Other liabilities	275	285
Redeemable preferred stock	26	26

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,419,896 and 62,449,425 shares
Outstanding: 62,181,180 and 62,210,711 shares	62	62
Less cost of 238,716 and 238,714 shares of common treasury stock	(7)	(7)
Additional paid-in capital	-	-
Retained earnings	1,576	1,544
Accumulated other comprehensive income	(445)	(325)
Total Cabot Corporation stockholders' equity	1,186	1,274
Noncontrolling interests	91	98
Total stockholders' equity	1,277	1,372
Total liabilities and stockholders' equity	$2,929	$3,035

(A) Effective October 1, 2016, the Company adopted a new accounting standard simplifying the presentation of debt issuance costs by presenting debt issuance costs as a reduction of the corresponding debt liability. In addition, the Company early adopted a new accounting standard that simplifies the presentation of deferred income taxes by classifying all deferred taxes as noncurrent assets or liabilities. These new standards were applied retrospectively. The retrospective application of the standard that simplifies the presentation of debt issuance costs resulted in the reclassification of $1 million and $3 million of unamortized debt issuance costs from Prepaid expenses and other current assets and Other assets, respectively, to Long-term debt within the consolidated balance sheets as of September 30, 2016. The retrospective application of the standard that simplifies the presentation of deferred income taxes resulted in the reclassification of $41 million of current deferred tax assets and $1 million of current deferred tax liabilities to noncurrent deferred tax accounts within the consolidated balance sheets as of September 30, 2016.

CABOT CORPORATION

	Fiscal 2016					Fiscal 2017
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$288	$261	$270	$289	$1,108	$295	$-	$-	$-	$295
Performance Chemicals	207	216	228	214	865	205	-	-	-	205
Specialty Carbons and Formulations	140	145	152	141	578	138	-	-	-	138
Metal Oxides	67	71	76	73	287	67	-	-	-	67
Purification Solutions	66	67	77	80	290	69	-	-	-	69
Specialty Fluids	7	6	19	15	47	11	-	-	-	11
Segment Sales	568	550	594	598	2,310	580	-	-	-	580
Unallocated and other (A)	35	18	27	21	101	31	-	-	-	31
Net sales and other operating revenues	$603	$568	$621	$619	$2,411	$611	$-	$-	$-	$611

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$26	$34	$35	$42	$137	$40	$-	$-	$-	$40
Performance Chemicals	50	58	59	58	225	49	-	-	-	49
Purification Solutions	(5)	(2)	-	2	(5)	4	-	-	-	4
Specialty Fluids	-	(2)	10	5	13	2	-	-	-	2
Total Segment Earnings Before Interest and Taxes	71	88	104	107	370	95	-	-	-	95

Unallocated and Other
Interest expense	(13)	(14)	(13)	(14)	(54)	(13)	-	-	-	(13)
Certain items (C)	(58)	1	(6)	(18)	(81)	-	-	-	-	-
Unallocated corporate costs	(13)	(12)	(11)	(9)	(45)	(12)	-	-	-	(12)
General unallocated income (expense) (D)	5	-	1	1	7	5	-	-	-	5
Less: Equity in earnings of affiliated companies	-	(1)	(1)	(1)	(3)	(2)	-	-	-	(2)
Income (loss) from continuing operations before income taxes and
equity in earnings (loss) of affiliated companies	(8)	62	74	66	194	73	-	-	-	73
							-	-	-
(Provision) benefit for income taxes (including tax certain items)	5	(11)	(15)	(13)	(34)	(17)	-	-	-	(17)
Equity in earnings of affiliated companies	-	1	1	1	3	2	-	-	-	2
Income (loss) from continuing operations	(3)	52	60	54	163	58	-	-	-	58
Income (loss) from discontinued operations, net of tax (E)	-	-	-	1	1	-	-	-	-	-
Net income (loss)	(3)	52	60	55	164	58	-	-	-	58
Net income (loss) attributable to noncontrolling interests	4	4	4	3	15	4	-	-	-	4
Net income (loss) attributable to Cabot Corporation	$(7)	$48	$56	$52	$149	$54	$-	$-	$-	$54

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34	$0.85	$-	$-	$-	$0.85
Discontinued operations (E)	-	-	-	0.02	0.02	-	-	-	-	-
Net income (loss) attributable to Cabot Corporation (F)	$(0.11)	$0.76	$0.88	$0.83	$2.36	$0.85	$-	$-	$-	$0.85

Adjusted earnings per share
Adjusted EPS (G)	$0.51	$0.70	$0.93	$1.00	$3.14	$0.84	$-	$-	$-	$0.84
Weighted average common shares outstanding
Diluted (F)	62.5	62.8	62.9	62.9	62.9	62.8	-	-	-	62.8

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(F) The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31	Three Months
Dollars in millions	2016	2015

Cash Flows from Operating Activities:
Net income (loss)	$58	$(3)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	38	41
Other non-cash (income) charges, net	(4)	34
Changes in assets and liabilities:
Changes in certain working capital items (A)	16	40
Changes in other assets and liabilities, net	(9)	(32)
Cash dividends received from equity affiliates	3	3
Cash provided by operating activities	102	83

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(22)	(24)
Other investing activities, net	(1)	6
Cash used in investing activities	(23)	(18)

Cash Flows from Financing Activities:
Change in debt, net	-	(14)
Cash dividends paid to common stockholders	(19)	(14)
Other financing activities, net	(8)	(13)
Cash used in financing activities	(27)	(41)
Effect of exchange rates on cash	(63)	(17)
Increase (decrease) in cash and cash equivalents	(11)	7
Cash and cash equivalents at beginning of period	200	77
Cash and cash equivalents at end of period	$189	$84

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31
Dollars in millions, except per share amounts (unaudited)	Three Months
	2016	2015
	$	$

Certain items before and after income taxes

Global restructuring activities	—	(48)
Foreign currency loss on devaluation	—	(8)
Legal and environmental matters and reserves	—	(2)
Total certain items, pre-tax	—	(58)

Tax impact of certain items (A)	—	15
Certain items after tax (excluding discrete tax items)	—	(43)

Certain items after tax per share impact (excluding discrete tax items)	$0.01	$(0.67)

Tax-related certain items

Discrete tax items	—	3

Total tax-related certain items	—	3
Total tax-related certain items per share impact	$ ―	$0.05

Total certain items after tax	$ ―	$(40)
Total certain items after tax per share impact	$0.01	$(0.62)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2016	2015

Statement of Operations Line Item (B)

Cost of sales	$ ―	$(39)
Selling and administrative expenses	—	(6)
Research and technical expenses	—	(5)
Other expense	—	(8)
Total certain items, pre-tax	$ ―	$(58)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2016	2015

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes	$(17)	$5
Less: Tax impact of certain items	—	15
Less: Tax-related certain items	—	3

(Provision) benefit for income taxes, excluding certain items	$(17)	$(13)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended December 31	Three Months			Forecast
Dollars in millions (unaudited)	2016	2015		2017

Reconciliation of the effective tax rate to the operating tax rate

(Provision) benefit for income taxes	$(17)	$5		N/A
Effective tax rate	24%	74%		24%
Impact of discrete tax items: (C)
Unusual or infrequent items	(1%)	(14%)		-%
Items related to uncertain tax positions	2%	(20%)		-%
Other discrete tax items	(1%)	(5%)		-%
Impact of certain items	-%	(9%)		-%
Operating tax rate	24%	26%		24%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2017 and FISCAL 2016
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2017

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.85	$ ―	$ ―	$ ―	$0.85
Less: Certain items after tax per share	0.01	—	—	—	0.01
Adjusted earnings per share	$0.84	$ ―	$ ―	$ ―	$0.84

Periods ended (unaudited)	Fiscal 2016

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(0.11)	$0.76	$0.88	$0.83	$2.36
Less: Net income (loss) per share from discontinued operations(D)	—	—	—	0.02	0.02
Net income (loss) per share from continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34
Less: Certain items after tax per share	(0.62)	0.06	(0.05)	(0.19)	(0.80)
Adjusted earnings per share	$0.51	$0.70	$0.93	$1.00	$3.14

(A) The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(C) The nature of the discrete tax items for the periods ended December 31, 2016 and 2015 were as follows: (i) Unusual or infrequent items during the three months ended December 31, 2016 and 2015 included the tax impact of excludible foreign exchange gains and losses in certain jurisdictions. Unusual or infrequent items during the three months ended December 31, 2015 also included tax benefits from the renewal of the U.S. Research and Experimentation credit, extraordinary dividends from subsidiaries and a claim for a U.S. tax benefit, (ii) Items related to uncertain tax positions included tax benefits during the three months ended December 31, 2016 and 2015 from uncertain tax positions accrual reversals due to expiration of statutes of limitations, and settlement of tax audits (fiscal 2016 only), partially offset by a charge for the accrual of interest on uncertain tax positions, and (iii) Other discrete tax items during the three months ended December 31, 2016 included tax charges for various return to provision true ups related to tax return filings. Other discrete tax items during the three months ended December 31, 2015 included tax charges for a change in valuation allowance on beginning of year tax balances, partially offset by tax benefits for changes in tax laws.

(D) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
All dollar amounts shown below are in millions, except per share information
	Fiscal 2017 (A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.85	$-	$-	$-	$0.85
Less: Certain items after tax	0.01	-	-	-	0.01
Adjusted earnings per share	$0.84	$-	$-	$-	$0.84

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

	Fiscal 2017

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$54	$-	$-	$-	$54
Net income (loss) attributable to noncontrolling interests	4	-	-	-	4
Equity in earnings of affiliated companies, net of tax	(2)	-	-	-	(2)
Income from discontinued operations, net of tax	-	-	-	-	-
Provision (benefit) for income taxes	17	-	-	-	17
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$73	$-	$-	$-	$73
Interest expense	13	-	-	-	13
Certain items	-	-	-	-	-
Unallocated corporate costs	12	-	-	-	12
General unallocated income	(5)	-	-	-	(5)
Equity in earnings of affiliated companies	2	-	-	-	2
Total Segment EBIT	$95	$-	$-	$-	$95
Plus: Total Depreciation & Amortization	38	-	-	-	38
Plus: Adjustments to Depreciation(B)	-	-	-	-	-
Total Segment EBITDA	$133	$-	$-	$-	$133
Less: Unallocated Corporate Costs	(12)	-	-	-	(12)
Adjusted EBITDA	$121	$-	$-	$-	$121

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reinforcement Materials EBIT	$40	$-	$-	$-	$40
Plus: Depreciation & Amortization	17	-	-	-	17
Reinforcement Materials EBITDA	$57	$-	$-	$-	$57
Reinforcement Materials Sales	$295	$-	$-	$-	$295
Reinforcement Materials EBITDA Margin	19%	0%	0%	0%	19%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Performance Chemicals EBIT	$49	$-	$-	$-	$49
Plus: Depreciation & Amortization	11	-	-	-	11
Performance Chemicals EBITDA	$60	$-	$-	$-	$60
Performance Chemicals Sales	$205	$-	$-	$-	$205
Performance Chemicals EBITDA Margin	29%	0%	0%	0%	29%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Purification Solutions EBIT	$4	$-	$-	$-	$4
Plus: Depreciation & Amortization	9	-	-	-	9
Purification Solutions EBITDA	$13	$-	$-	$-	$13
Purification Solutions Sales	$69	$-	$-	$-	$69
Purification Solutions EBITDA Margin	19%	0%	0%	0%	19%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Specialty Fluids EBIT	$2	$-	$-	$-	$2
Plus: Depreciation & Amortization	1	-	-	-	1
Specialty Fluids EBITDA	$3	$-	$-	$-	$3
Specialty Fluids Sales	$11	$-	$-	$-	$11
Specialty Fluids EBITDA Margin	27%	0%	0%	0%	27%

	Fiscal 2017

Reconciliation of Discretionary Free Cash Flow	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017

Cash flow from operating activities (C)	102	-	-	-	102
Less: Changes in net working capital (D)	16	-	-	-	16
Less: Sustaining and compliance capital expenditures	21	-	-	-	21
Discretionary Free Cash Flow	$65	$-	$-	$-	$65

(B) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

(C) As provided in the Consolidated Statement of Cash Flows.

(D) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Consolidated Statement of Cash Flows.